Exhibit 99

Investor Relations Contact

Shane O’Connor, Executive Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER OF FISCAL 2023

Wilmington, MA – January 4, 2023 – UniFirst Corporation (NYSE: UNF) (the “Company,” “UniFirst” or “we”) today reported results for its first quarter ended November 26, 2022 as compared to the corresponding period in the prior fiscal year:

Q1 2023 Financial Highlights

•
Consolidated revenues for the first quarter increased 11.4% to $541.8 million.
•
Operating income was $43.4 million, a decrease of 3.1%.
•
The quarterly tax rate increased to 25.2% compared to 24.6% in the prior year.
•
Net income increased to $34.0 million from $33.7 million in the prior year, or 0.7%.
•
Diluted earnings per share increased to $1.81 from $1.77 in the prior year, or 2.3%.

The Company’s financial results for the first quarters of fiscal 2023 and 2022 included approximately $10.0 million and $5.9 million, respectively, of costs directly attributable to its CRM, ERP and branding initiatives (the “Key Initiatives”). Excluding these Key Initiative costs:

•
Adjusted operating income was $53.5 million, an increase of 5.4% from prior year's adjusted operating income.
•
Adjusted net income increased to $41.5 million from $38.1 million.
•
Adjusted diluted earnings per share increased to $2.21 from $2.00 in the prior year, or 10.5%.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “Our results for the first quarter came in largely as anticipated and I continue to be pleased with the steady progress of our key technology and infrastructure initiatives. We continue to be focused on making long-term investments in our business designed to accelerate growth and profitability as well as ensure that we are providing industry leading services for years to come. I want to thank our thousands of dedicated Team Partners that continue to Always Deliver for each other and our customers.”

Segment Reporting Highlights

Core Laundry Operations

•
Revenues for the quarter increased 11.3% to $477.4 million.
•
Organic growth, which excludes the effect of acquisitions and fluctuations in the Canadian dollar, was 10.7%.
•
Operating margin decreased to 7.1% from 8.5%.

The costs incurred during the quarters related to the Key Initiatives, discussed above, were recorded to the Core Laundry Operations’ segment. Excluding these Key Initiative costs:

•
Core Laundry adjusted operating margin decreased to 9.2% from 9.9% in prior year. The decrease was primarily due to higher merchandise and energy costs as a percentage of revenues as well as increased costs due to the inflationary environment and the challenging employment landscape, partially offset by lower healthcare claims expense in the quarter.

Specialty Garments

•
Revenues for the quarter were $44.1 million, an increase of 11.6%, which was driven by growth in the segment's cleanroom and North American nuclear operations.
•
Operating margin increased to 23.1% from 21.9% a year ago, primarily the result of the strong top-line performance.

•
Specialty Garments consists of nuclear decontamination and cleanroom operations, and its results can vary significantly due to seasonality and the timing of reactor outages and projects.

Balance Sheet and Capital Allocation

•
Cash and cash equivalents and Short-term investments totaled $351.2 million as of November 26, 2022.
•
The Company had no long-term debt outstanding as of November 26, 2022.
•
The Company did not repurchase any shares of common stock in the first quarter of fiscal 2023. As of November 26, 2022, the Company had $63.6 million remaining under its current stock repurchase program.
•
Weighted average shares outstanding – Diluted for the first quarters of fiscal 2023 and fiscal 2022 were 18.8 million and 19.0 million, respectively.

Financial Outlook

Mr. Sintros continued, “At this time, we continue to expect our revenues for fiscal 2023 to be between $2.145 billion and $2.160 billion. We further continue to expect diluted earnings per share to be between $5.50 and $5.90. This outlook continues to assume:

•
An estimate of $40.0 million of costs directly attributable to our Key Initiatives that will be expensed in fiscal 2023.
•
Core Laundry Operations’ adjusted operating margin at the midpoint of the range of 8.1%.
•
A GAAP and adjusted tax rate of 25.0%.
•
Adjusted diluted earnings per share between $7.10 and $7.50.
•
No impact from any future share buybacks or unexpected significantly adverse economic developments.”

See “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Conference Call Information

UniFirst Corporation will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, as well as the delivery of facility service programs. Together with its subsidiaries, the Company also provides first aid and safety products, and manages specialized garment programs for the cleanroom and nuclear industries. UniFirst manufactures its own branded workwear, protective clothing, and floorcare products; and with 260 service locations, over 300,000 customer locations, and 14,000-plus employee Team Partners, the Company outfits nearly 2 million workers each business day. For more information, contact UniFirst at 800.455.7654 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements within the meaning of the federal securities laws that reflect the Company’s current views with respect to future events and financial performance, including projected revenues, operating margin and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “guidance,” “outlook,” “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “assume,” “strive,” “design,” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by an economic recession or other adverse economic conditions, including, without limitation, as a result of continued high inflation rates or further increases in inflation or interest rates or extraordinary events or circumstances such as geopolitical conflicts like the conflict between Russia and Ukraine or the COVID-19 pandemic, and their impact on our customers’ businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances such as the COVID-19 pandemic, uncertainties regarding our ability to consummate and successfully integrate acquired businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the COVID-19 pandemic or the conflict between Russia and Ukraine, any loss of key management or other personnel, increased costs as a result of any changes in federal, state, international or other laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding, or adverse impacts from continued high price levels of natural gas, electricity, fuel and labor or increases in such costs, the negative effect on our business from sharply depressed oil and natural gas prices, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, the continuing increase in domestic healthcare costs, increased workers’ compensation claim costs, increased healthcare claim costs, including as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, political or other instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to properly and efficiently design, construct, implement and operate a new customer relationship management computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in or additional Securities and Exchange Commission, New York Stock Exchange and accounting or other rules, including, without limitation, recent rules proposed by the Securities and Exchange Commission regarding climate-related and cybersecurity-related disclosures, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, economic and other developments associated with the war on terrorism and its impact on the economy, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, general economic conditions, our ability to successfully implement our business strategies and processes, including our capital allocation strategies, our ability to successfully remediate the material weakness in internal control over financial reporting disclosed in our Annual Report on Form 10-Q for the year ended August 27, 2022 and the other factors described under Part I, Item 1A. “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 27, 2022, Part II, Item 1A. “Risk Factors” and elsewhere in our subsequent Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)	Thirteen weeks ended November 26, 2022	Thirteen weeks ended November 27, 2021
Revenues	$541,798	$486,164

Operating expenses:
Cost of revenues (1)	353,972	310,130
Selling and administrative expenses (1)	117,363	104,388
Depreciation and amortization	27,045	26,856
Total operating expenses	498,380	441,374

Operating income	43,418	44,790

Other (income) expense:
Interest income, net	(2,769)	(648)
Other expense, net	791	736
Total other (income) expense, net	(1,978)	88

Income before income taxes	45,396	44,702
Provision for income taxes	11,439	10,997

Net income	$33,957	$33,705

Income per share – Basic:
Common Stock	$1.89	$1.86
Class B Common Stock	$1.51	$1.49

Income per share – Diluted:
Common Stock	$1.81	$1.77

Income allocated to – Basic:
Common Stock	$28,525	$28,291
Class B Common Stock	$5,432	$5,414

Income allocated to – Diluted:
Common Stock	$33,957	$33,705

Weighted average shares outstanding – Basic:
Common Stock	15,082	15,229
Class B Common Stock	3,590	3,643

Weighted average shares outstanding – Diluted:
Common Stock	18,754	19,026

(1)
Exclusive of depreciation on the Company’s property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	November 26, 2022	August 27, 2022
Assets
Current assets:
Cash and cash equivalents	$244,174	$376,399
Short-term investments	107,000	—
Receivables, net	272,836	249,198
Inventories	143,430	151,459
Rental merchandise in service	232,277	219,392
Prepaid taxes	16,591	25,523
Prepaid expenses and other current assets	51,305	41,921

Total current assets	1,067,613	1,063,892

Property, plant and equipment, net	681,099	665,119
Goodwill	461,061	457,259
Customer contracts and other intangible assets, net	84,850	84,973
Deferred income taxes	514	498
Operating lease right-of-use assets, net	47,347	50,050
Other assets	108,270	106,181

Total assets	$2,450,754	$2,427,972

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$85,239	$82,131
Accrued liabilities	143,659	146,808
Accrued taxes	—	1,204
Operating lease liabilities, current	13,873	13,602

Total current liabilities	242,771	243,745

Long-term liabilities:
Accrued liabilities	123,518	123,979
Accrued and deferred income taxes	107,395	106,307
Operating lease liabilities	35,104	38,070

Total liabilities	508,788	512,101

Shareholders’ equity:
Common Stock	1,509	1,508
Class B Common Stock	359	359
Capital surplus	92,564	93,131
Retained earnings	1,873,550	1,845,163
Accumulated other comprehensive loss	(26,016)	(24,290)

Total shareholders’ equity	1,941,966	1,915,871

Total liabilities and shareholders’ equity	$2,450,754	$2,427,972

Detail of Operating Results

(Unaudited)

Revenues

(In thousands, except percentages)	Thirteen weeks ended November 26, 2022	Thirteen weeks ended November 27, 2021	Dollar Change	Percent Change
Core Laundry Operations	$477,398	$428,846	48,552	11.3%
Specialty Garments	44,079	39,484	4,595	11.6%
First Aid	20,321	17,834	2,487	13.9%
Consolidated total	$541,798	$486,164	$55,634	11.4%

Operating Income (Loss)

(In thousands, except percentages)	Thirteen weeks ended November 26, 2022	Thirteen weeks ended November 27, 2021	Dollar Change	Percent Change
Core Laundry Operations	$33,831	$36,507	$(2,676)	(7.3)%
Specialty Garments	10,183	8,629	1,554	18.0%
First Aid	(596)	(346)	(250)	72.3%
Consolidated total	$43,418	$44,790	$(1,372)	(3.1)%

Operating Margin

	Thirteen weeks ended November 26, 2022	Thirteen weeks ended November 27, 2021
Core Laundry Operations	7.1%	8.5%
Specialty Garments	23.1%	21.9%
First Aid	-2.9%	-1.9%
Consolidated total	8.0%	9.2%

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Thirteen weeks ended November 26, 2022	Thirteen weeks ended November 27, 2021
Cash flows from operating activities:
Net income	$33,957	$33,705
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	27,045	26,856
Share-based compensation	1,461	1,905
Accretion on environmental contingencies	259	149
Accretion on asset retirement obligations	227	246
Deferred income taxes	765	40
Other	(42)	35
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(23,675)	(25,583)
Inventories	8,154	(14,625)
Rental merchandise in service	(12,961)	(8,567)
Prepaid expenses and other current assets and Other assets	13,110	(4,230)
Accounts payable	399	(3,556)
Accrued liabilities	(28,841)	(8,391)
Prepaid and accrued income taxes	7,840	9,838
Net cash provided by operating activities	27,698	7,822

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(6,556)	(493)
Capital expenditures, including capitalization of software costs	(39,044)	(31,051)
Purchases of investments	(107,000)	—
Proceeds from sale of assets	240	27
Net cash used in investing activities	(152,360)	(31,517)

Cash flows from financing activities:
Proceeds from exercise of share-based awards	2	—
Taxes withheld and paid related to net share settlement of equity awards	(2,028)	(698)
Repurchase of Common Stock	—	(4,623)
Payment of cash dividends	(5,570)	(4,537)
Net cash used in financing activities	(7,596)	(9,858)

Effect of exchange rate changes	33	(1,254)

Net increase decrease in cash and cash equivalents	(132,225)	(34,807)
Cash and cash equivalents at beginning of period	376,399	512,868
Cash and cash equivalents at end of period	$244,174	$478,061

Reconciliation of GAAP to Non-GAAP Financial Measures

The Company reports its consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). To supplement these consolidated financial results, management believes that certain non-GAAP operating results provide a useful measure on which to evaluate and compare the Company’s results of operations for the periods presented. The Company believes these non-GAAP results provide useful supplemental information regarding the Company’s performance to both management and investors by excluding certain non-recurring amounts that impact the comparability of the results. A supplemental reconciliation of the Company’s consolidated operating income, consolidated net income and diluted earnings per share (“EPS”) on a GAAP basis to adjusted operating income, adjusted net income and adjusted diluted EPS on a non-GAAP basis is presented in the following table. In addition, Core Laundry Operations’ operating income and operating margin on a GAAP basis to adjusted operating income and adjusted operating margin on a non-GAAP basis is also presented in the following table. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided below.

	Thirteen weeks ended November 26, 2022
	Consolidated				Core Laundry Operations
(In thousands, except percentages)	Revenue	Operating Income	Net Income	Diluted EPS	Revenue	Operating Income	Operating Margin
As reported	$541,798	$43,418	$33,957	$1.81	$477,398	$33,831	7.1%
Key Initiatives	—	10,041	7,576	0.40	—	10,041	2.1%
As adjusted	$541,798	$53,459	$41,533	$2.21	$477,398	$43,872	9.2%

	Thirteen weeks ended November 27, 2021
	Consolidated				Core Laundry Operations
(In thousands, except percentages)	Revenue	Operating Income	Net Income	Diluted EPS	Revenue	Operating Income	Operating Margin
As reported	$486,164	$44,790	$33,705	$1.77	$428,846	$36,507	8.5%
Key Initiatives	—	5,922	4,424	0.23	—	5,922	1.4%
As adjusted	$486,164	$50,712	$38,129	$2.00	$428,846	$42,429	9.9%

Supplemental reconciliations of the Company’s fiscal 2023 financial outlook for consolidated operating income, consolidated net income, diluted earnings per share and operating margin on a GAAP basis to adjusted operating income, adjusted net income, adjusted diluted EPS and adjusted operating margin on a non-GAAP basis are presented in the following tables. In addition, a supplemental reconciliation of the fiscal 2023 financial outlook for Core Laundry Operations’ operating income and operating margin on a GAAP basis to adjusted operating income and adjusted operating margin on a non-GAAP basis is also presented in the following table. Investors are encouraged to review the reconciliation of the outlook for these non-GAAP measures to the outlook for their most directly comparable GAAP financial measures, which are provided below. The Company’s outlook contains forward-looking statements and information. Actual results may differ materially. See “Forward-Looking Statements Disclosure.”

	Fifty-two weeks ended August 26, 2023
	Consolidated			Core Laundry Operations
(In thousands, except percentages and per share amounts)	Guidance - at the midpoint	Key Initiative Costs	Adjusted	Guidance - at the midpoint	Key Initiative Costs	Adjusted
Revenues	$2,152,500	$—	$2,152,500	$1,906,615	$—	$1,906,615
Operating income	138,500	40,000	178,500	$115,000	$40,000	$155,000
Operating margin	6.4%	1.9%	8.3%	6.0%	2.1%	8.1%
Income before income taxes	142,800	40,000	182,800
Provision for income taxes	35,700	10,000	45,700
Net income	$107,100	$30,000	$137,100
Effective tax rate	25.0%	25.0%	25.0%

Diluted earnings per share:	Projected	Key Initiative Costs	Adjusted
Low	$5.50	$1.60	$7.10
High	$5.90	$1.60	$7.50